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NO SALE, OFFER TO SELL OR TRANSFER OF THE OPTION REPRESENTED BY THIS CERTIFICATE
OR OF THE SECURITIES ISSUED ON ACCOUNT OF EXERCISE OF THE OPTION REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH OPTION AND/OR SUCH SECURITIES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS THEN IN FACT APPLICABLE TO SUCH OPTION AND/OR SUCH SECURITIES.


         No. WA-1                   Option to Purchase _______ Units
         Dated:1997                 (subject to adjustment)

                   VOID AFTER      2002

                           DYNAMIC INTERNATIONAL, LTD.

              UNIT PURCHASE OPTION FOR UNITS (SHARES AND WARRANTS)

         DYNAMIC INTERNATIONAL, INC. (HEREINAFTER CALLED THE "COMPANY"), A NEVADA CORPORATION, HEREBY CERTIFIES THAT, FOR VALUE RECEIVED,

                             PATTERSON TRAVIS, INC.
                         12835 E. ARAPAHOE ROAD, #1-700
                            ENGLEWOOD, COLORADO 80112

or assigns, is entitled to purchase from the Company, at any time or from time to time, subsequent to 9:00 A.M., New York local time on , 1998 and before 3:00
P.M. New York local time on            , 2002 an aggregate of           Units
(the number and character of such Units being subject to adjustment as provided below) of the Company on the payment therefore of $8.25 for each Unit subscribed for and purchased, upon the surrender of this warrant duly signed by the registered holder hereof or assigns at the time of subscription, accompanied by payment of the total subscription price in cash or by certified check or bank draft payable to the order of the Company, upon the terms and subject to the conditions hereinafter set forth. The Units are non-redeemable.

         Each Unit consists of one (1) share of the Company's stock, one (1) Class A Redeemable Common Stock Purchase Warrant ("Class A Warrants") to purchase one (1) share of Common Stock at an exercise price of $9.90 and one (1) Class B Redeemable Common Stock Purchase Warrant ("Class B Warrants") to purchase one (1) share of Common

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Stock at an exercise price of $16.50 with the Class A and Class B Warrants being
exercisable until              , 2002.

         Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to this Option shall bear the same terms and conditions as described under the caption "Description of Securities" in the
Registration Statement (File #333-25425, declared effective              , 1997
and the Warrants shall be governed by the terms of the Warrant Agreement dated
as of            , 1997 executed in connection with such public offering (the
"Warrant Agreement"), and except that (i) the holder hereof shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Option, the Common Stock and the Warrants included in the Units, and the shares of Common Stock underlying the Warrants, as more fully described in paragraph 6 of this Option, and (ii) the exercise price for the Class A Warrants included in this Option is $9.90 and the exercise price for the Class B Warrants is $16.50 and (iii) the Warrants expire five (5) years from date hereof. In the event of any reduction of the exercise price of the Warrants included in the Public Units, the same changes to the Warrants included in the Option Units shall be simultaneously effected.

         1. NOTICE OF EXERCISE. Notice of intention to exercise any of the purchase rights evidenced by this option must be given by written notice addressed to the Company at its principal office or by written notice addressed to its duly designated and acting agent, if any, at least ten (10) days prior to any intended exercise. Such notice shall specify the date on which purchase rights are to be exercised and the number of shares of units to be purchased on that date.

         2. EXERCISE OF OPTION. On or before the date of exercise specified in such notice, the holder shall surrender this warrant (in negotiable form, if not surrendered by the holder named above) to the principal office of the Company, or to that of its duly designated and acting agent with the exercise form attached to this duly signed together with the purchase price of the Units represented by certified or official bank check payable to the order of the Company.

         3. DELIVERY OF STOCK AND WARRANT CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this option and payment of the purchase price,and in any event no later than ten (10) days thereafter, the Company or its duly designated and acting agent, if any, will cause to be issued in the name of and delivered to the holder hereof, or such holders nominee or nominees, certificates for the number of full shares of the Common Stock and Warrants of the Company to which such holder shall be entitled upon such exercise. In case, between the date of such exercise and the

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date on which such certificates are issued, the record holder of the common stock shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the holder hereof the amount of such dividend, or transfer to the holder hereof such rights, as the case may be. No fraction of a share or scrip certificate for such a fraction shall be issued upon the exercise of this warrant; in lieu thereof, the Company will pay or cause to be paid to such holder cash equal to a like fraction at the then prevailing market price for such share as determined by the Company.

         4. PARTIAL EXERCISE OF A WARRANT. In case this option shall be exercised for less than the full number of Units, to which the holder is entitled, the Company at its expense will issue, or will cause to be issued and delivered to the holder hereof, a new option of like tenor issued in said holder's name, calling for the number of Units, for which the surrendered option shall not have been exercised.

         5. DIVIDENDS IN STOCK, PROPERTY, RECLASSIFICATIONS. In case at any time or from time to time the holders of the common stock of the Company (or any other shares of stock or other securities at that time receivable upon exercise of this option) shall have received, or as of a record date shall have become entitled to receive other or additional or less stock or other securities or property (other than cash) without payment therefore (whether through a dividend in stock of any class of stock of the Company or any other corporation, or a dividend in any securities or property other than cash, or through stock split, spin-off, reclassification, combination of shares or otherwise), then and in each such case the holder of this option upon the exercise thereof and upon the payment of the sum obtained by multiplying (a) the number shares of common stock of the Company issuable upon exercise of this option by (b) the purchase price of $8.25 per Unit stated on the face of this option, shall be entitled to receive, in lieu of the Units called for hereby, the stock or other securities or property which said holder would hold on the date of such exercise, if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the common stock of the Company issuable upon exercise of this option and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares. In case of the partial exercise of this warrant under such circumstances, the number of shares of stock which would have been receivable upon the full exercise of this warrant, computed as provided above, shall be proportionately reduced. Similar adjustments shall be made for the Warrants.

         6. REORGANIZATIONS, CONSOLIDATIONS, MERGERS. In case of any reorganization of the Company, or any other corporation, the stock

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or securities of which are at the time deliverable on the exercise of this option, or in case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this option, upon the exercise hereof and upon the payment of sum obtained by multiplying (a) the number of shares of the Company issuable upon exercise of this warrant by (b) the purchase price of $8.25 per Unit stated on the face of this option, shall be entitled to receive, in lieu of the shares theretofore called for hereby, the stock or other securities or property to which such holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares called for hereby immediately prior thereto; and in such case, the provisions of this option shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this option. In the case of the partial exercise of this option under such circumstances, the number of shares of stock or other securities or property which would have been receivable upon the full exercise of this warrant, and the sum payable therefore, shall be proportionately reduced.

         7. WARRANT AGENT. Whenever an event occurs which requires an adjustment of the shares of stock, securities or other property which the holder of this option upon the exercise thereof is entitled to receive, the Company will file promptly with the duly designated and acting warrant agent, if any, a certificate signed by the president or a vice president of the Company, and by the secretary or an assistant secretary of the Company, setting forth a brief statement of the facts requiring such adjustment and the number and character of the shares of stock, or other securities or property which the holder of this warrant upon the exercise thereof shall be entitled to receive after such adjustment in lieu of each Share called for hereby. The duly designated and acting warrant agent may rely conclusively on such certificates and the correctness of such adjustment without further investigation and shall be under no duty or responsibility with respect to such certificate except to exhibit it from time to time to any warrant holder desiring an inspection thereof.

         8. EXCHANGE OF WARRANTS. Upon the surrender by any holder of any option or options at the principal office of the Company or at that of its duly designated and acting warrant agent (in negotiable form if not surrendered by the holder named on the face thereto@, the Company or its duly designated warrant agent will issue and deliver to, or on the order of such holder, at the Company's expense, a new option or options in the name of such holder or as such holder (upon the payment of such holder of any applicable transfer tax) may direct, in such authorized denomination or denominations as such holder may request, evidencing the rights to purchase an aggregate amount of units

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equal to the aggregate amount of Shares which the option or options so surrendered evidenced the right to purchase.

         9. LOST, STOLEN, DESTROYED OR MUTILATED OPTIONS. Upon receipt by the Company or its duly designated and acting agent, if any, of evidence satisfactory (in the exercise of reasonable discretion) to each of them of the ownership of and the loss, theft or destruction or mutilation of any Unit Purchase Option and (in the case of loss, theft or destruction) or indemnity satisfactory (in the exercise of reasonable discretion) to each of them, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company or its duly designated and acting agent will issue and deliver, in lieu thereof, a new Unit Purchase Option of like tenor.

         10. NEGOTIABILITY. This option is issued upon the following terms and conditions, to all of which each taker or owner hereof consents and agrees (a) title to this option may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; (b) any person in possession of this option properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this warrant in favor of each such bona fide purchaser, and every such bona fide purchaser shall acquire absolute title hereof and all rights represented hereof by; and (c) the Company or its duly designated and acting agent, if any, may treat the holder of the warrant properly endorsed as absolute owner hereof for all purposes without being affected by any notice to the contrary.

         11. MISCELLANEOUS. This option shall not be valid for any purpose unless signed by an authorized officer of the Company and countersigned by the duly designated and acting agent, if any. This option does not confer upon the holder any right to vote or to consent or to receive notice as a stockholder of the company.

         12. HEADINGS. The headings in this warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         13. EXPIRATION. This option will be wholly void and of no effect after
3:00 PM, New York local time, on            , 2002.

         14. RESTRICTIONS. This option is originally issued by way of additional underwriting compensation in connection with the public offering of securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission (File

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No. 333-25425) (the "Registration Statement") and pursuant to a certain underwriting agreement between the Company and Patterson Travis, Inc. (the "Underwriter") whereby this option:

         (a) shall not be exercisable in whole or in part for a period of one year from the effective date of said public offering, and

         (b) shall be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of said public offering, except to officers or partners of the Underwriter and members of the selling group and/or their officers or partners.

         15. REGISTRATION RIGHTS. If, at any time, or from time to time, commencing one year after and ending five years after the effective date of the Registration Statement, the Company proposes to file another registration statement with the Commission with respect to the sale of any securities of the Company, the Company will, at least thirty (30) days prior to such filing, give written notice thereof to the holders of this Option and/or the holders of the underlying securities and if, within twenty (20) days after receipt of such notice, such holders request inclusion of this Option and/or any underlying shares in such registration statement, the Company will use its best efforts to include this Option and/or such underlying shares in such registration statement. In addition to the foregoing, one time only, upon the written request of Patterson Travis or its specifically authorized designee or together with its consent or the consent of its authorized designee at the request of the holders of a majority of the Underwriters Options or underlying shares, for a period of four years commencing one year from the effective date of the Registration Statement, the Company further agrees to register the Underwrites Options and/or underlying shares and to register and qualify same under applicable blue sky laws. The Company will pay and bear all costs and expenses in connection with registering this Option and/or the underlying securities, except for the fees of the holders' counsel in connection therewith.

         16. LAW GOVERNING. This option shall be construed and enforced in accordance with and governed by the laws of the State of New York.


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         This Option represents Options out of a total of 120,000 Options to be issued.


                                        DYNAMIC INTERNATIONAL, INC.

                                        By:
                                           ------------------------
                                        President


ATTEST:


Secretary


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                                   ASSIGNMENT
                   (TO BE EXECUTED BY THE REGISTERED HOLDER TO
                    EFFECT A TRANSFER OF THE WITHIN WARRANT)


         FOR VALUE RECEIVED, I,               , hereby sell, assign and transfer
unto                 this option and the rights hereof, and do hereby
irrevocably constitute and appoint , my attorney, to transfer this said option on the books of the Company, with full power of substitution.

DATED:                          19-.
SIGNED
Witness:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within option in every particular, without alteration or enlargement or any change whatever. The signature to the assignment must be guaranteed by a bank or trust company having an office or correspondent in New York City, or by a firm having membership on the New York

Stock Exchange or in the American Stock Exchange Clearing Corporation.



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                              ELECTION TO PURCHASE

          (To be executed by the holder desiring to exercise the right to purchase Shares evidenced by the within Warrant)


                           DYNAMIC INTERNATIONAL, INC.


         The undersigned irrevocably elects to exercise the right to purchase
hereunder               Units of the Company in accordance with the terms and
conditions of this Option, and requests that a certificate for such common shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below and, if said number of common shares, shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the remaining shares and warrants purchasable hereunder be delivered to the undersigned at the address stated below.

DATED:                                         SIGNED:


                                    Address:



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